UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rules 14a-6(e)(2)).

☐	Definitive proxy statement.

☐	Definitive additional materials.

☒	Soliciting material pursuant to § 240.14a-11(c) or § 240.14a-12.

COMMONWEALTH INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Commonwealth Industries, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Commonwealth Industries, Inc.

Commission File No.: 0-25642

Forward-Looking Statements

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the definitive merger agreement and IMCO’s and Commonwealth’s and their respective subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, anticipated synergies, competitive position, technical capabilities, access to capital and growth opportunities are forward-looking statements. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which IMCO and Commonwealth are unable to predict or control, that may cause the combined companies’ actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the ability to complete the merger while obtaining the approval of the regulatory agencies and shareholders, the ability to successfully integrate and achieve cost savings and revenue enhancements in connection with the transaction, the success of the implementation of the information system across both companies, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, any increase in the cost of capital, the success of IMCO and Commonwealth in implementing their respective business strategies, and other risks as detailed in the companies’ various filings with the SEC.

Additional Information

IMCO will be filing a Registration Statement on Form S-4 and IMCO and Commonwealth will file a joint proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by IMCO free of charge by requesting them in writing from IMCO or by telephone at (972) 401-7200. You may obtain documents filed with the SEC by Commonwealth free of charge by requesting them in writing from Commonwealth or by telephone at (502) 589-8100. IMCO and Commonwealth, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of IMCO and Commonwealth in connection with the merger. Information about the directors and executive officers of IMCO and their ownership of IMCO stock is set forth in the proxy statement for IMCO’s 2004 Annual Meeting of Stockholders. Information about the directors and executive officers of Commonwealth and their ownership of Commonwealth stock is set forth in the proxy statement for Commonwealth’s 2004 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

June 17, 2004

Merger Announcement

Safe Harbor Regarding Forward Looking Statements

Certain statements in this presentation, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the definitive merger agreement and the Company’s and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive position and growth opportunities are forward-looking statements. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the ability to close the merger while obtaining the approval of the regulatory agencies and shareholders, the ability to successful integrate and achieve the stated synergies of the transaction, the success of the implementation of the Company-wide information system, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, the success of the Company in implementing its business strategy, and other risks as detailed in the Company’s various filings with the Securities and Exchange Commission.

Additional Information

IMCO will be filing a Registration Statement on Form S-4 and IMCO and Commonwealth will file a joint proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by IMCO free of charge by requesting them in writing from IMCO or by telephone at (972) 401-7200. You may obtain documents filed with the SEC by Commonwealth free of charge by requesting them in writing from Commonwealth or by telephone at (502) 589-8100. IMCO and Commonwealth, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of IMCO and Commonwealth in connection with the merger. Information about the directors and executive officers of IMCO and their ownership of IMCO stock is set forth in the proxy statement for IMCO’s 2004 Annual Meeting of Stockholders. Information about the directors and executive officers of Commonwealth and their ownership of Commonwealth stock is set forth in the proxy statement for Commonwealth’s 2004 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

Exceptional Combination

The combination of IMCO and Commonwealth creates a vertically integrated $2 billion aluminum recycler and sheet manufacturer.

Summary of Key Transaction Terms

All-stock transaction with total combined equity market capitalization of

Transaction Structure $345 million as of 6/16/04 market close

Fixed exchange ratio: Commonwealth shareholders receive 0.815 shares of IMCO for each outstanding share

Ownership Approximately 46% Commonwealth shareholders and 54% IMCO shareholders

NYSE

Listing

Senior Management Chairman and CEO – Steven J. Demetriou

CFO – Michael D. Friday

President, Aluminum Recycling & Alloy Division – Richard L. Kerr

President, Aluminum Fabrication Division – John J. Wasz

9 Members—4 IMCO, 4 Commonwealth, Chairman / CEO

Board of Directors

Name / Headquarters TBD

Expected Closing Fourth Quarter of 2004

Average Exchange Ratios

.81 1998-Today Avg

.79 2-Yr. Avg

.78 1-Yr. Avg

.81 6-Mo. Avg

Exchange ratios equal price of Commonwealth shares divided by price of IMCO shares.

Company Overviews

IMCO Commonwealth

Market Position Largest recycler of aluminum and zinc Leading fabricator of common- alloy aluminum sheet from recycled aluminum

LTM Revenue(1) $975 million $991 million

LTM EBITDA(1,2) $58 million $39 million

Production Facilities 21 U.S. production plants, 5 international facilities (Brazil, Germany, Mexico, Wales) 8 plants in the U.S.

LTM Pounds(1) 3,123 million pounds processed 837 million pounds shipped (3)

Key Markets

Pounds Processed

(Pounds Shipped)

Packaging & Containers

Transportation-Sheet

Distribution

Transportation-Cast

Building & Construction

Zinc & Steel

Building & Construction

Consumer durables

(1) As of March 31, 2004

(2) Includes other income, expense but excludes one time OPEB gain.

(3) Excludes shipments by Alfex

Combined Company Strengths

Vertically integrated recycler and aluminum fabricator

Strong new management team with track record of delivering shareholder value

Significant value creation opportunity

Improved competitive position and capital markets profile

Positioned to capitalize on growth opportunities

. Ability to responsibly expand internationally

. Capitalize on other vertical and horizontal consolidation opportunities

Strategic Rationale

Operating

Strengthens key materials capabilities

Expands scale and scope

Accelerates the ability to pursue future growth opportunities

Leverages technology to develop new products and solutions

Reduces end-market concentration

Streamlines cost structure

Financial

Expect to generate significant operational synergies

The transaction is expected to be accretive to both sets of shareholders upon achieving the full run-rate of synergies ($ 18-25 million)

Opportunity to de-lever over time

Capital Markets

Increases float and share liquidity

Improves access to capital

Executive Management

Steven J. Demetriou (Chairman & CEO)

? Director of Commonwealth since 2002

? Former President and Chief Executive Officer of Noveon –recently sold to Lubrizol

? Served in various leadership positions at IMC Global Inc., Cytec Industries, and Exxon

Michael D. Friday (CFO)

? Former Executive Vice President and Chief Financial Officer of Noveon

? Served in various finance roles at Goodrich, Rubbermaid, and General Electric

Richard L. Kerr (President, Recycling & Alloy)

? President & CEO of IMCO

? 35 years experience in the industry, 15 with Alcoa, 20 with IMCO

John J. Wasz (President, Fabricating)

? President of Commonwealth’s Alflex division

? Former VP of CII’s Marketing and Sales, VP of Materials

? More than 18 years experience in the industry

Synergies Increase Shareholder Value

Optimize materials and purchasing

Apply best practices to manufacturing and MRO

Leverage technologies and integrate complementary operations

Eliminate redundant public company costs

Run-Rate Synergy Composition

25% Operating

45% Administrative

30% Materials

“Combined” LTM EBITDA

($ MM) $39 $58

“Pro Forma” LTM EBITDA

($ MM)

$25 Synergies

$58 IMCO

$39 CMIN

$2 Billion in LTM Sales

Swansea, United Kingdom

Grevenbroich, Germany

Töging Germany

Pindamonhangaba, Brazil

Monterrey, Mexico

Commonwealth manufacturing locations

IMCO manufacturing locations

Alflex manufacturing locations

Pro Forma Financial Profile

IMCO ($MM) Commonwealth ($MM) Pro Forma ($MM)(1)

LTM Revenue(2) $ 975 $ 991 $ 1,966

LTM EBITDA(2,3) 58 39 122

% LTM EBITDA Margin(2) 6.0% 3.9% 6.2%

LTM EBIT(2) 24 17 66

% LTM EBIT Margin(2) 2.5% 1.7% 3.3%

Total Debt / LTM EBITDA(2) 4.4x 5.4x 3.8x

(1) Not pro forma for transaction adjustments, but includes synergies of $25 Million

(2) As of March 31, 2004

(3) Includes other income, expense but excludes one time OPEB gain

Exceptional Combination

The combination of IMCO and Commonwealth creates a vertically integrated $2 billion aluminum recycler and sheet manufacturer.